Exhibit 99.1

ALLERGAN RESOLVES UNITED STATES GOVERNMENT INVESTIGATION

OF PAST SALES AND MARKETING PRACTICES RELATING TO CERTAIN THERAPEUTIC USES OF BOTOX®

(IRVINE, Calif., September 1, 2010) – Allergan, Inc. (NYSE: AGN) today announced that it has reached a resolution with the United States Department of Justice (DOJ) regarding the previously reported Government investigation into Allergan’s past U.S. sales and marketing practices relating to certain therapeutic uses of BOTOX® (onabotulinumtoxinA).

Allergan has been cooperating with the Government in a multi-year investigation in Atlanta, Georgia, regarding the use of BOTOX® for certain therapeutic treatments covering a period that commenced in January of 2000. The parties have resolved all issues involved in the investigation by entering into a global settlement, which includes the following:

Allergan has agreed to plead guilty to a single misdemeanor “misbranding” charge covering the period 2000 through 2005 and pay to the Government $375 million. This misbranding charge is known as a strict liability offense, and does not involve false or deceptive conduct. A prescription drug is deemed misbranded when its labeling does not contain adequate directions for its “intended uses,” and, under the Government’s view, a use that the U.S. Food and Drug Administration (FDA) has not approved (i.e., an “off-label” use) may be deemed “intended” based on written or oral statements made by the manufacturer. As part of its plea, Allergan has agreed that between 2000 through 2005, its marketing of BOTOX® resulted in intended uses for the therapeutic treatment of headache, pain, spasticity and juvenile cerebral palsy. These uses were off label during the relevant time frame and thus the labeling for BOTOX® did not bear directions for these intended uses, resulting in the product being misbranded. In March 2010, the FDA approved BOTOX® for the treatment of increased muscle stiffness in the elbow, wrist and fingers in adults with upper limb spasticity, the most substantial use during the relevant time period, and thus its label now includes directions for that use. Based on positive Phase III trials announced in September 2008, Allergan has filed for FDA approval of BOTOX® for the treatment of chronic migraine and expects FDA to rule on the application in 2010. Allergan is also in Phase III clinical trials investigating the use of BOTOX® to treat neurogenic and idiopathic overactive bladder. Although BOTOX® is approved in 70 countries around the world, including the United Kingdom, Canada, Brazil, Hong Kong, and recently Japan, to treat symptoms associated with juvenile cerebral palsy, it is currently off label in the United States. Allergan is in discussions with the FDA regarding additional clinical development for juvenile cerebral palsy in the United States.

In addition, Allergan has agreed to pay $225 million to resolve civil claims asserted by DOJ under the civil False Claims Act. The civil settlement is an element of a global settlement that Allergan believes is in the best interest of its stockholders. However, Allergan denies liability associated with these civil allegations and does not believe there is merit to them factually or legally.

To resolve the criminal and civil investigation, Allergan was required by the Government to dismiss Allergan’s First Amendment lawsuit pending in Washington, D.C., in which Allergan sought a ruling that it could proactively share truthful scientific and medical information with the medical community to assist physicians in evaluating the risks and benefits if they choose to use BOTOX® off label to treat certain forms of spasticity. Allergan is disappointed that the court was not afforded an opportunity to hear and rule on these important First Amendment issues, as Allergan believes that physicians, patients, manufacturers, payers, and ultimately the quality of evidence-based medicine itself would have benefited from a ruling clarifying the law.

Allergan is committed to conducting its business consistent with high ethical standards and in compliance with all applicable laws. In an effort to meet its compliance goals, Allergan has a robust and regularly reviewed and updated compliance program. Allergan has further enhanced its compliance program by developing additional comprehensive policies and procedures, supported by significant technology investments, including its state-of-the-art Business Execution Automated Compliance Navigator (BEACON) compliance system.

As part of its global settlement, Allergan has entered into a Corporate Integrity Agreement (CIA) with the Office of Inspector General of the U.S. Department of Health and Human Services. Under the CIA, Allergan will maintain its current compliance program and undertake a series of compliance-related obligations, including additional monitoring, maintenance of specific written standards, auditing, training, education, reporting and disclosure, for five years. The CIA also provides for an independent third-party review organization to assess and report on Allergan’s compliance program.

“This settlement is in the best interest of our stockholders as it resolves all matters at issue in the investigation, avoids substantial costs of litigation, as well as the substantial risks to Allergan associated with Government enforcement action in these matters, and permits us to focus our time and resources on productively developing new treatments for patients and the medical community,” said Douglas S. Ingram, Allergan’s Executive Vice President.

Allergan currently estimates that it will record total non-recurring pre-tax charges of between approximately $610 million and $615 million in its third fiscal quarter in connection with the global settlement with the DOJ. This amount includes estimated interest and certain attorneys’ fees that Allergan is obligated to pay in connection with the global settlement, but excludes Allergan’s ongoing administrative legal fees and other costs. Allergan is presently determining the tax treatment of the global settlement charges. As such, the tax impact of such charges cannot be reasonably estimated at this time. Allergan currently expects to pay the global settlement costs in its fourth fiscal quarter.

The criminal resolution is subject to approval by the federal court in Northern District of Georgia, and the civil settlement is contingent upon such approval.

About BOTOX®

BOTOX® is a prescription-only medical product that contains tiny amounts of highly purified botulinum toxin protein refined from the bacterium, Clostridium botulinum. BOTOX® has a unique, protected molecular structure that stabilizes the core toxin in BOTOX® from degradation. When injected at approved and labeled doses into a specific muscle or gland, BOTOX® neurotoxin is expected to diffuse locally and expected to produce a safe and effective result by producing a localized and temporary reduction in the overacting muscle or gland, usually lasting up to approximately 3 to 6.7 months depending on the individual patient and indication.

BOTOX® was first approved by the FDA 20 years ago for the treatment of strabismus and blepharospasm, two eye muscle disorders, making it the first botulinum toxin type A product approved in the world. Since its first approval, BOTOX® has been recognized by regulatory authorities worldwide as an effective treatment for 21 different indications in approximately 80 countries, benefiting patients worldwide. In the United States, BOTOX® is also approved to treat the abnormal head position and neck pain that happens with cervical dystonia (CD) in adults, symptoms of severe underarm sweating (severe primary axillary hyperhidrosis) when medicines used on the skin (topical) do not work well enough, and increased muscle stiffness in elbow, wrist and finger muscles in adults with upper limb spasticity.

In addition to its therapeutic uses, the same formulation of BOTOX® with dosing specific to glabellar lines was approved by the FDA in 2002 under the trade name BOTOX® Cosmetic (onabotulinumtoxinA).

In addition to 20 years of clinical experience, the safety and efficacy of BOTOX® have been well-established in approximately 50 randomized, placebo-controlled clinical trials and in approximately 11,000 patients treated with BOTOX® and BOTOX® Cosmetic in Allergan’s clinical trialsi . Worldwide, approximately 26 million vials of BOTOX® and BOTOX® Cosmetic have been distributed and approximately 29 million treatment sessions have been performed over the past 20 years (1989-2009)ii. With approximately 2,100 articles on BOTOX® and BOTOX® Cosmetic in scientific and medical journals,iii BOTOX® neurotoxin is one of the most widely researched medicines in the world.

BOTOX® is a prescription medicine that is injected into muscles and used:

•	to treat increased muscle stiffness in elbow, wrist, and finger muscles in adults with upper limb spasticity.

•	to treat the abnormal head position and neck pain that happens with cervical dystonia (CD) in adults.

•	to treat certain types of eye muscle problems (strabismus) or abnormal spasm of the eyelids (blepharospasm) in people 12 years and older.

BOTOX® is also injected into the skin to treat the symptoms of severe underarm sweating (severe primary axillary hyperhidrosis) when medicines used on the skin (topical) do not work well enough.

BOTOX® Cosmetic is a prescription medicine that is injected into muscles and used to improve the look of moderate to severe frown lines between the eyebrows (glabellar lines) in adults younger than 65 years of age for a short period of time (temporary).

It is not known whether BOTOX® is safe or effective in children younger than:

•	18 years of age for treatment of spasticity

•	16 years of age for treatment of cervical dystonia

•	18 years of age for treatment of hyperhidrosis

•	12 years of age for treatment of strabismus or blepharospasm

BOTOX® Cosmetic is not recommended for use in children younger than 18 years of age.

It is not known whether BOTOX® and BOTOX® Cosmetic are safe or effective for other types of muscle spasms or for severe sweating anywhere other than your armpits.

IMPORTANT SAFETY INFORMATION INCLUDING BOXED WARNING:

BOTOX® and BOTOX® Cosmetic may cause serious side effects that can be life threatening. Call your doctor or get medical help right away if you have any of these problems after treatment with BOTOX® or BOTOX® Cosmetic:

•

Problems swallowing, speaking, or breathing. These problems can happen hours to weeks after an injection of BOTOX® or BOTOX® Cosmetic usually because the muscles that you use to breathe and swallow can become weak after the injection. Death can happen as a complication if you have severe problems with swallowing or breathing after treatment with BOTOX® or BOTOX® Cosmetic.

•	Swallowing problems may last for several months. People who already have swallowing or breathing problems before receiving BOTOX® or BOTOX® Cosmetic have the highest risk of getting these problems.

•

Spread of toxin effects. In some cases, the effect of botulinum toxin may affect areas of the body away from the injection site and cause symptoms of a serious condition called botulism. The symptoms of botulism include: loss of strength and muscle weakness all over the body, double vision, blurred vision and drooping eyelids, hoarseness or change or loss of voice (dysphonia), trouble saying words clearly (dysarthria), loss of bladder control, trouble breathing, trouble swallowing.

These symptoms can happen hours to weeks after you receive an injection of BOTOX® or BOTOX® Cosmetic.

There has not been a confirmed serious case of spread of toxin effect away from the injection site when BOTOX® has been used at the recommended dose to treat severe underarm sweating, blepharospasm, or strabismus, or when BOTOX® Cosmetic has been used at the recommended dose to treat frown lines.

Do not take BOTOX® or BOTOX Cosmetic if you: are allergic to any of the ingredients in BOTOX® or BOTOX® Cosmetic. See the end of this Medication Guide for a list of ingredients in BOTOX® and BOTOX® Cosmetic; had an allergic reaction to any other botulinum toxin product such as Myobloc® or Dysport™; have a skin infection at the planned injection site.

Tell your doctor about all your medical conditions, including if you have: a disease that affects your muscles and nerves (such as amyotrophic lateral sclerosis [ALS or Lou Gehrig’s disease], myasthenia gravis or Lambert-Eaton syndrome).

Tell your doctor about all the medicines you take, including prescription and nonprescription medicines, vitamins and herbal products.

BOTOX® and BOTOX® Cosmetic may cause loss of strength or general muscle weakness, or vision problems within hours to weeks of taking BOTOX® or BOTOX® Cosmetic. If this happens, do not drive a car, operate machinery, or do other dangerous activities.

BOTOX® can cause serious side effects. Other side effects of BOTOX® or BOTOX® Cosmetic include: dry mouth, discomfort or pain at the injection site, tiredness, headache, neck pain, and eye problems, double vision, blurred vision, decreased eyesight, drooping eyelids, swelling of your eyelids, and dry eyes. Symptoms of an allergic reaction to BOTOX® or BOTOX® Cosmetic may include: itching, rash, red itchy welts, wheezing, asthma symptoms, or dizziness or feeling faint. Tell your doctor or get medical help right away if you are wheezing or have asthma symptoms, or if you become dizzy or faint.

Tell your doctor if you have any side effect that bothers you or that does not go away.

For additional information refer to the Medication Guide. This Medication Guide summarizes the most important information about BOTOX® or BOTOX® Cosmetic. If you would like more information, talk with your doctor.

Forward-Looking Statement

This press release contains “forward-looking statements,” including the statements by Mr. Ingram, statements regarding Allergan’s global settlement with the DOJ, statements regarding Allergan’s plea, statements regarding the estimated timing and amount of the payments that Allergan has agreed to make in connection with the global settlement with the DOJ, statements regarding the implementation and effect of the CIA, and other statements regarding the safety, effectiveness and adverse events associated with BOTOX® or BOTOX® Cosmetic.

These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Allergan’s expectations and projections. Risks and uncertainties include, among other things, the risk that the court may not approve Allergan’s plea or other aspects of the criminal resolution; the results of any pending or future litigation and Allergan’s compliance with the CIA; general industry, biologic and pharmaceutical market conditions; technological advances and patents attained by competitors; challenges inherent in the research and development and regulatory processes; inconsistency of treatment results among patients; potential difficulties in manufacturing; and governmental laws and regulations affecting domestic and foreign operations. Additional information concerning these and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2009 Form 10-K and Allergan’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010. Copies of Allergan’s press releases and additional information about Allergan are available on the World Wide Web at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 1-714-246-4636.

About Allergan, Inc.

Allergan, Inc. is a multi-specialty health care company established 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have more than 8,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics and medical devices, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including ophthalmology, neurosciences, obesity, urologics, medical aesthetics and dermatology, Allergan is proud to celebrate 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

SOURCE: Allergan, Inc.

Allergan Contacts
Caroline Van Hove	714-246-5134 (media)
Jim Hindman	714-246-4636 (investors)
Joann Bradley	714-246-4766 (investors)
Emil Schultz	714-246-4474 (investors)

© 2010 Allergan, Inc. Irvine, CA 92612. ® marks owned by Allergan, Inc.

i Allergan data on file; Medical Affairs

ii Allergan data on file; Global Regulatory Affairs

iii Allergan data on file; Global Literature & Information Services